UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Cantor Fitzgerald Infrastructure Fund

_______________________________

(Name of the Registrant as Specified In Its Charter)

_______________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒       No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies: ____________________________________________________________________________________

2.	Aggregate number of securities to which transaction applies: ____________________________________________________________________________________

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________________________________

4.	Proposed maximum aggregate value of transaction: ____________________________________________________________________________________

5.	Total fee paid: ____________________________________________________________________________________

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid: ____________________________________________________________________________________

2.	Form, Schedule, or Registration Statement No.: ____________________________________________________________________________________

3.	Filing Party: ____________________________________________________________________________________

4.	Date Filed: ____________________________________________________________________________________

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Hi {name}, this is {agent_first_name} with the Broadridge Proxy Services Center reaching out regarding your investment in the Cantor Fitzgerald Infrastructure Fund.

We are awaiting your proxy voting instructions, and the shareholder meeting is quickly approaching. If your vote is not received, additional outreach may be required.

The Board recommends voting FOR the New Management and Sub-Advisory Agreements, which it believes are in the best interests of shareholders. As detailed in the proxy statement, there will be no increase in advisory or sub-advisory fees under the New Agreements.

Please take action immediately by calling 855-206-1065 or voting via the link below to ensure your instructions are recorded prior to the meeting.

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